Exhibit 3.1

Gobierno de Puerto Rico

Government of Puerto Rico

DEPARTAMENTO DE ESTADO

Department of State

CERTIFICADO DE ORGANIZACIÓN

DE UNA COMPAÑÍA DE RESPONSABILIDAD LIMITADA

Certificate of Formation

of a Limited Liability Company

PRIMERO: El nombre de la compañía de responsabilidad limitada es

FIRST: The name of the limited liability company is

EVERTEC, LLC

El nombre deberá incluir uno de los siguientes términos o designaciones: “Compañía de Responsabilidad Limitada”, “C.R.L.”, “CRL.”

The name must include one of the following terms or designations: “Limited Liability Company”, “L.L.C.”, “LLC”.

SEGUNDO: La dirección física y postal de la oficina principal es (incluya calle, número y municipio)

SECOND: The street and mailing address of the main office of business is (include street, number and municipality)

Dirección Física / Physical Address	Dirección Postal / Postal Address
CARRETERA 176, K.M. 1.3	PO Box 364527
CUPEY ABAJO	SAN JUAN, PUERTO RICO 00936-4527
SAN JUAN, PUERTO RICO 00926

El Agente Residente a cargo de dicha oficina es:	EVERTEC, LLC - c/o Office of Legal Counsel

The Resident Agent in charge of said office is:

TERCERO: La naturaleza de los negocios o propósitos de la compañía son:

THIRD: The nature of the business or purposes of the company are:

SEE ATTACHMENT A

CUARTO: El nombre y la dirección postal y física (incluyendo calle, número y municipio) de cada una de las personas autorizadas a presentar este documento es:

FOURTH: The name and the physical and mailing address (include street, number and municipality) of each authorized person(s) is:

THELMA RIVERA -	250 MUÑOZ RIVERA AVE.
AMERICAN INTERNATIONAL PLAZA, SUITE 1400
SAN JUAN, PUERTO RICO 00918

QUINTO: Si las facultades de la(s) persona(s) habrán de terminar al radicarse el certificado de organización, los nombres y las direcciones (incluyendo calle, número y municipio) de las personas que se desempeñarán como administradores de la compañía hasta la primera reunión anual de los miembros o hasta que sus sucesores los reemplacen son:

FIFTH: If the faculties of the authorized person(s) will end upon the filing of the certificate of formation, the names and addresses (including street, number and municipality) of the persons who will act as administrators until the first meeting of the members or until their successors replace them are:

SEE ATTACHMENT B

SEXTO: El término de existencia de la compañía de responsabilidad limitada será (deberá escoger uno):

SIXTH: The term of existence of the limited liability company will be (you must choose one):

Indefinido	✓	Perpetua	Fecha Especifica:
Indefinite		Perpetual	Specific Date:

Favor de indicar con una “x” la fecha en que la compañía de responsabilidad limitada tendrá vigencia:

Please indicate with an “x” the date on which the limited liability company will be effective:

✓	la fecha de radicación
the filing date

	la siguiente fecha	(que no excederâ de 90 dias a partir de la fecha de radicación)
	the following date	(which will not exceed 90 days from the filing date)

Véase el párrafo B del Artículo 1.02 de la Ley General de Corporaciones para otras cláusulas opcionales.

For other optional clauses, see paragraph B of Article 1.02 of the General Corporation Law.

EN TESTIMONIO DE LO CUAL, Yo/Nosotros,                                                                                  , el/los suscribiente(s) siendo la(s) persona(s) autorizada(s) antes señalada(s), con el propósito de formar una compañía de responsabilidad limitada conforme a la Ley General de Corporaciones de Puerto Rico, juro/juramos que los datos contenidos en este certificado son ciertos, hoy día              del mes                      del año             .

IN WITNESS WHEREOF, I/We, THELMA RIVERA, the undersigned being the authorized person(s) hereinbefore named, for the purpose of forming a limited liability company pursuant to the General Corporation Law of Puerto Rico, hereby swear that the facts herein stated are true this 17th day of APRIL, 2012,

THELMA RIVERA
Persona(s) Autorizada(s)
Authorized Person(s)

Correo electrónico de la entidad: LWERT@EVERTECINC.COM

Entity’s e-mail:

IMPORTANTE: Además de los derechos dispuestos para las Compañías de Responsabilidad Limitada, se pagarán al, y serán cobrados por el Secretario de Estado los siguientes:

•    $500.00 adicionales por cualquiera de los servicios que se requieran para dos (2) horas.

•    $200.00 adicionales por cualquiera de los servicios que se requieran en el mismo dia que se soliciten.

•    $100.00 adicionales por cualquiera de los servicios que se requieran dentro veinticuatro (24) horas de que se soliciten

Cifra de Ingreso 4391 – $60.00 4392 – $20.00

Attachment A

To Certificate of Formation

of

EVERTEC, LLC

The nature of the business or purposes of the limited liability company are:

The limited liability company is formed for the main purpose of owning and operating a business engaged in developing, marketing, selling, leasing and providing products and services related to (1) transaction processing services, including card processing, item processing, cash processing, payment processing, electronic benefit transfer processing and program management, (2) business management solutions, including core bank processing, network solutions, business process outsourcing and fulfillment, and ticket processing, (3) the business of providing financial institutions with access to the “ATH” payment network, and (4) merchant acquiring, in each case in and out of Puerto Rico, and to engage in any other lawful act or activity of business for which limited liability companies may be organized pursuant to the General Corporations Law of Puerto Rico and other applicable laws. The limited liability company shall possess and may exercise all the powers and privileges granted by law or by its operating agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the limited liability company.

Attachment B

To Certificate of Formation

of

EVERTEC, LLC

Administrators

Marc E. Becker	Chairman of the Board and Manager	Apollo Management, LP 9 West 57th Street, 43rd Floor New York, NY 10019

Félix M. Villamil	Vice Chairman of the Board and Manager	EVERTEC, Inc. Road 176 Km 1.3 Cupey Center Rio Piedras, PR 00926

Scott I. Ross	Manager	Apollo Management, LP 9 West 57th Street, 43rd Floor New York, NY 10019

Tom White	Manager	773 Crescent Blvd. Glen Ellyn IL 60515

Nathaniel J. Lipman	Manager	Affinion Group 6 High Ridge Park Stamford, CT 06905

Matthew H. Nord	Manager	Apollo Management, LP 9 West 57th Street, 43rd Floor New York, NY 10019

Richard L. Carrion Rexach	Manager	Popular, Inc. 209 Muñoz Rivera, 3rd Floor Hato Rey, PR

Jorge Junquera	Manager	Popular, Inc. 209 Muñoz Rivera, 3rd Floor Hato Rey, PR

Nestor Obie Rivera	Manager	Popular, Inc. 209 Muñoz Rivera, 4th Floor Hato Rey, PR